                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            ORMAT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  88-0326081
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         980 GREG STREET
         SPARKS, NEVADA                                                89431
    (Address of principal executive offices)                        (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

(Title of each class to be so registered)       (Name of each exchange on which
                                                each class is to be registered)

COMMON STOCK, PAR VALUE $.001 PER SHARE                NEW YORK STOCK EXCHANGE
PREFERRED SHARE PURCHASE RIGHTS                        NEW YORK STOCK EXCHANGE

Securities Act registration file number to which this form relates: 333-117527

Securities to be registered pursuant to Section 12(g) of the Act:  NONE

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           A description of the Common Stock, par value $.001 per share
(the "Common Stock"), of Ormat Technologies, Inc. (the "Registrant") and the
preferred stock purchase rights issued pursuant to the Rights Agreement (the
"Rights" and together with the Common Stock the "Securities") of the Registrant will be contained in a prospectus, constituting a part of the Registrant's
Registration Statement on Form S-1 (File No. 333-117527) relating to the
Securities, to be filed pursuant to Rule 424(b) under the Securities Act of
1933, as amended (such prospectus as filed pursuant to Rule 424(b), the
"Prospectus"). The description of the Securities contained in the Prospectus under the heading "Description of Capital Stock" is hereby incorporated by reference into this Form 8-A.

ITEM 2.    EXHIBITS.

           Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      ORMAT TECHNOLOGIES, INC.
                                           (Registrant)

                                      By:  /s/  Yehudit Bronicki
                                           ------------------------------------
                                           Name:  Yehudit Bronicki
                                           Title: Director, President and
                                                    Chief Executive Officer

Date:  November 8, 2004